EXHIBIT 24

EQUIFAX INC.

Power of Attorney

of Director and/or Officer

KNOW ALL BY THESE PRESENTS, that the undersigned director and/or officer of EQUIFAX INC., a Georgia corporation (the “Company”), does hereby make, constitute and appoint LEE ADREAN, Corporate Vice President and Chief Financial Officer of the Company, KENT E. MAST, Corporate Vice President and Chief Legal Officer of the Company, and DEAN C. ARVIDSON, Senior Vice President, Deputy General Counsel and Corporate Secretary of the Company, and each or any one of them, the undersigned’s attorney-in-fact, with full power of substitution, for the undersigned in any and all capacities to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Company’s 2008 Omnibus Incentive Plan to be filed by the Company with the U.S. Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of said Company and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 17th day of May, 2008.

/s/ Richard F. Smith	/s/ Mark L. Feidler
Richard F. Smith	Mark L. Feidler

/s/ Lee Adrean	/s/ L. Phillip Humann
Lee Adrean	L. Phillip Humann

/s/ Nuala M. King	/s/ Lee A. Kennedy
Nuala M. King	Lee A. Kennedy

/s/ William W. Canfield	/s/ Siri S. Marshall
William W. Canfield	Siri S. Marshall

/s/ James E. Copeland, Jr.	/s/ Larry L. Prince
James E. Copeland, Jr.	Larry L. Prince

/s/ Robert D. Daleo	/s/ Mark B. Templeton
Robert D. Daleo	Mark B. Templeton

/s/ Walter w. Driver, Jr.	/s/ Jacquelyn M. Ward
Walter W. Driver, Jr.	Jacquelyn M. Ward